Exhibit 23(g)

DIRECTOR DESIGNEE CONSENT

The undersigned hereby consents to being named in this Registration Statement on Form S-4 of Merchants and Manufacturers Bancorporation, Inc. (the “Registrant”) as a designee to serve as a director of the Registrant contingent upon the acquisition by the Registrant of all of the capital stock of Reedsburg Bancorporation, Inc., Reedsburg, Wisconsin (“Reedsburg”) pursuant to the terms of the Agreement and Plan of Reorganization as of April 24, 2003, as amended as of May 15, 2003, between Registrant and Reedsburg.

IN WITNESS WHEREOF, the undersigned has executed this consent in his own hand on this 26th day of June, 2003.

/s/ Milburn Hahs
Milburn Hahs

Exhibit 23(g)

DIRECTOR DESIGNEE CONSENT

The undersigned hereby consents to being named in this Registration Statement on Form S-4 of Merchants and Manufacturers Bancorporation, Inc. (the “Registrant”) as a designee to serve as a director of the Registrant contingent upon the acquisition by the Registrant of all of the capital stock of Reedsburg Bancorporation, Inc., Reedsburg, Wisconsin (“Reedsburg”) pursuant to the terms of the Agreement and Plan of Reorganization as of April 24, 2003, as amended as of May 15, 2003, between Registrant and Reedsburg.

IN WITNESS WHEREOF, the undersigned has executed this consent in his own hand on this 26th day of June, 2003.

/s/ Erich Mildenberg
Erich Mildenberg